United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 25, 2024

Date of Report (Date of earliest event reported)

Armlogi Holding Corp.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-42099	92-0483179
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20301 East Walnut Drive North Walnut, California	91789
(Address of Principal Executive Offices)	(Zip Code)

(888) 691-2911

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BTOC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Standby Equity Purchase Agreement

On November 25, 2024 (the “Effective Date”), Armlogi Holding Corp (the “Company”) entered into a Standby Equity Purchase Agreement (the “SEPA”) with YA II PN, LTD., a Cayman Islands exempt limited company (the “Investor”). Capitalized terms used, but not otherwise defined, herein have the meaning ascribed to such terms in the SEPA, a copy of which is filed herewith as Exhibit 10.1.

Pursuant to the SEPA, the Investor will advance to the Company, subject to the satisfaction of certain conditions as set forth therein, the principal amount of $21 million (the “Pre-Paid Advance”), which will be evidenced by convertible promissory notes (the “Promissory Notes”) in three tranches. The Promissory Notes will accrue interest on the outstanding principal balance at an annual rate equal to 0%, which will increase to an annual rate of 18% upon the occurrence of an Event of Default (as defined in the Promissory Notes) for so long as such event remains uncured. The Promissory Notes will mature on November 25, 2026, which may be extended at the option of the Investor. The Promissory Notes are convertible at a conversion price equal to the lower of (i) $7.5937 per share or (ii) 94% of the lowest daily VWAP during the five consecutive trading days immediately preceding the conversion date (but no lower than the “floor price” then in effect, which is $1.1880 per share, subject to adjustment from time to time in accordance with the terms contained in the Promissory Notes).

The first tranche of the Pre-Paid Advance was disbursed on November 25, 2024 in the principal amount of $5 million. A copy of the Promissory Note evidencing the first tranche of the Pre-Paid Advance is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference. The second tranche of the Pre-Paid Advance will be in the principal amount of $5 million and advanced on the second trading day after the filing of the initial Registration Statement. The third tranche of the Pre-Paid Advance will be in the principal amount of $11 million and advanced on the second trading day after the initial Registration Statement first becoming effective.

At the closing of each Pre-Paid Advance, the Investor will advance to the Company the principal amount of the applicable tranche of the Pre-Paid Advance, less a discount in the amount equal to 10% of the principal amount of such tranche of the Pre-Paid Advance netted from the purchase price due and structured as an original issue discount.

Pursuant to the SEPA, and upon the satisfaction of the conditions to the Investor’s purchase obligation set forth in the SEPA, including the registration of shares of the Company’s common stock, par value $0.00001 per share (the “Common Stock”), issuable pursuant to the SEPA for resale, the Company will have the right, from time to time, until December 1, 2026, to require the Investor to purchase up to $50 million of shares of Common Stock (the “Commitment Amount”), subject to certain limitations and conditions set forth in the SEPA, by delivering written notice to the Investor (an “Advance Notice”).

If there is no balance outstanding under the Promissory Notes, the Company may, in its sole discretion, select the amount of the Advance that the Company desires to issue and sell to the Investor in each Advance Notice, subject to a maximum limit equal to 100% of the average of the daily volume traded of the Common Stock on The Nasdaq Global Market for the five consecutive trading days immediately preceding the delivery of an Advance Notice (“Maximum Advance Amount”). If there is a balance outstanding under the Promissory Notes, the Company may only submit an Advance Notice (i) if an Amortization Event (as defined in the Promissory Notes) has occurred and the Company’s obligation to make prepayments under the Promissory Notes has not ceased, and (ii) the aggregate purchase price owed to the Company from such Advances (“Advance Proceeds”) will be paid by the Investor by offsetting the amount of the Advance Proceeds against an equal amount outstanding under the Promissory Notes. Pursuant to an Advance Notice, the shares will be issued and sold to the Investor at a per share price equal to, at the election of the Company as specified in the relevant Advance Notice: (i) 95% of the Market Price for any period commencing on the receipt of the Advance Notice by the Investor (or, if the Advance Notice is submitted to the Investor prior to 9:00 a.m. Eastern Time, the opening of trading on such day) and ending on 4:00 p.m. Eastern Time on the date of the applicable Advance Notice, or (ii) 97% of the Market Price for any three consecutive trading days commencing on the day such Advance Notice is delivered.

For so long as there is a balance outstanding under the Promissory Notes, the Investor, at its sole discretion, may deliver to the Company a notice (an “Investor Notice”) to cause an Advance Notice to be deemed delivered to the Investor and the issuance of shares of Common Stock to the Investor pursuant to an Advance. The Investor may select the amount of the Advance pursuant to an Investor Notice which shall not exceed the limitations set forth in the SEPA, provided that the amount of the Advance selected will not exceed the balance owed under the Promissory Notes outstanding on the date of delivery of the Investor Notice. The shares will be issued and sold to the Investor pursuant to an Investor Notice at a per share price equal to the Conversion Price that would be applicable to the amount of the Advance selected by the Investor if such amount were to be converted as of the date of delivery of the Investor Notice. The Investor will pay the purchase price for such shares to be issued pursuant to the Investor Notice by offsetting the amount of the purchase price to be paid by the Investor against an amount outstanding under the Promissory Notes.

The Company paid the Investor a structuring fee of $25,000 and expects to pay the Investor a commitment fee totaling $500,000 (the “Commitment Fee”). One-half of the Commitment Fee will be paid through the issuance of 43,147 shares of Common Stock to the Investor on the earlier of (i) the 30th day following the Effective Date, or (ii) three trading days prior to the filing date of the initial Registration Statement. The remaining one-half of the Commitment Fee will be paid on the three-month anniversary of the Effective Date and will be paid in cash (or by way of an Advance).

Under the applicable rules of The Nasdaq Stock Market LLC (the “Nasdaq Rules”) and pursuant to the SEPA, in no event may the Company issue or sell to the Investor shares of Common Stock in excess of 8,322,636 shares (the “Exchange Cap”), which is 19.99% of the shares of Common Stock outstanding immediately prior to the Effective Date, unless the Company obtains stockholder approval to issue shares of Common Stock in excess of the Exchange Cap. In any event, the Company may not issue or sell any shares of Common Stock under the SEPA if such issuance or sale would breach any applicable Nasdaq Rules.

In addition, the Company may not issue or sell any shares of Common Stock to the Investor under the SEPA or under the Promissory Notes, which, when aggregated with all other shares of Common Stock then beneficially owned by the Investor and its affiliates (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 promulgated thereunder), would result in the Investor and its affiliates beneficially owning more than 4.99% of the then-outstanding shares of Common Stock.

The SEPA will automatically terminate on the earliest to occur of December 1, 2026 or (ii) the date on which the Investor has purchased from the Company under the SEPA the Commitment Amount in full. The Company may terminate the SEPA at any time upon five trading days’ prior written notice to the Investor, provided that there are no outstanding Advance Notices under which the Company is yet to issue Common Stock and provided that the Company has paid all amounts owed to the Investor pursuant to the SEPA and the Promissory Notes. The Company and the Investor may also agree to terminate the SEPA by mutual written consent. Neither the Company nor the Investor may assign or transfer their respective rights and obligations under the SEPA, and no provision of the SEPA may be modified or waived by the Company or the Investor other than by an instrument in writing signed by both parties.

The SEPA contains customary representations, warranties, conditions, and indemnification obligations of the parties. The representations, warranties, and covenants contained in the SEPA were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the parties.

The Company’s obligations with respect to the Pre-Paid Advance and under the Promissory Notes are guaranteed by Armlogi Logistic Inc. (“Armlogi Logistic”), Armlogi Truck Dispatching LLC (“Truck Dispatching”), Andtech Trucking LLC (“Andtech Trucking”), Amlogi Trucking LLC (“Amlogi Trucking”), Armlogi Group LLC (“Armlogi Group”), Andtech Customs Broker LLC (“Andtech Customs Broker”), all of which are subsidiaries of the Company, pursuant to a global guaranty agreement (the “SEPA Guaranty”) entered into by Armlogi Logistic, Truck Dispatching, Andtech Trucking, Amlogi Trucking, Armlogi Group, and Andtech Customs Broker in favor of the Investor on November 25, 2024.

In connection with the SEPA, the Company entered into a registration rights agreement (the “SEPA Registration Rights Agreement”) with the Investor, pursuant to which the Company agreed to file a registration statement registering the resale of the Common Stock underlying the SEPA and the Commitment Fee.

The foregoing description of (i) the SEPA, (ii) the Promissory Notes, (iii) the SEPA Guaranty, and (iv) the SEPA Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of (a) the SEPA, which is attached hereto as Exhibit 10.1, (b) the Promissory Note evidencing the first tranche of the Pre-Paid Advance, which is filed as Exhibit 10.2, (c) the SEPA Guaranty, which is attached hereto as Exhibit 10.3, and (d) the SEPA Registration Rights Agreement, which is attached hereto as Exhibit 10.4, respectively, and each are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in the Item 1.01 of this Current Report on Form 8-K with respect to the Promissory Notes and the SEPA Guaranty is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth above in the Item 1.01 of this Current Report on Form 8-K relating to the issuance of shares of Common Stock to the Investor pursuant to the SEPA, including any shares to be issued in connection with an Advance Notice, an Investor Notice, or the Commitment Fee, and relating to the issuance of the Promissory Notes is incorporated by reference herein in its entirety. The offer and sale of shares of Common Stock and the issuance of the Promissory Notes pursuant to the SEPA was and will be made in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01 Exhibits.

Exhibit No.	Description
10.1	Standby Equity Purchase Agreement, dated as of November 25, 2024, by and between Armlogi Holding Corp. and YA II PN, LTD.

10.2	First Tranche Convertible Promissory Note, dated November 25, 2024, in favor of YA II PN, LTD.

10.3	Global Guaranty Agreement, dated November 25, 2024, by Armlogi Logistic Inc., Armlogi Truck Dispatching LLC, Andtech Trucking LLC, Amlogi Trucking LLC, Armlogi Group LLC, and Andtech Customs Broker LLC in favor of YA II PN, LTD.

10.4	Registration Rights Agreement, dated November 25, 2024 by and between Armlogi Holding Corp. and YA II PN, LTD.

99.1	Press Release, dated November 25, 2024

104	Cover Page Interactive Data File (formatted in Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 26, 2024

Armlogi Holding Corp.

By:	/s/ Aidy Chou
Name:	Aidy Chou
Title:	Chief Executive Officer

4